UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 11, 2017

THE ST. JOE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South Watersound Parkway Watersound, FL		32461
(Address of Principal Executive Offices)		(Zip Code)

(850) 231-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

ITEM 8.01. OTHER EVENTS.

As of March 31, 2017, The St. Joe Company (the “Company”) had a total authority of $156.8 million available for purchase of shares of its common stock pursuant to its previously announced Stock Repurchase Program. On July 7, 2017, the Board of Directors of the Company authorized additional repurchase authority of up to $28.0 million of the Company’s shares of its common stock under the Stock Repurchase Program. On July 11, 2017, the Company repurchased 1,500,000 shares of its common stock, no par value per share, in a privately negotiated transaction with funds managed by Janus Capital Management LLC for an aggregate purchase price of $27.0 million pursuant to the Stock Repurchase Program. After giving effect to the repurchase, as of July 12, 2017, the Company has $150.5 million remaining under the Stock Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

	By:	/s/ Marek Bakun
Dated: July 14, 2017		Marek Bakun
Chief Financial Officer